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                                                                   Exhibit 14(a)
                                                                   -------------


                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Combined Proxy Statement/Prospectus constituting part of this Registration Statement on Form N-14 (the "Registration Statement") of our report dated May 5, 2000, relating to the financial statements and financial highlights appearing in the March 31, 2000 Annual Report to Shareholders of Legg Mason Value Trust, Inc. (hereafter referred to as the "Fund") which financial statements and financial highlights are also incorporated by reference into the Combined Proxy Statement/Prospectus and included in the Registration Statement. We further consent to the references to us under the headings "Other Fund Service Providers," "Additional Information about Value Trust - Financial Highlights," and "Experts" appearing in such Combined Proxy Statement/Prospectus.



PricewaterhouseCoopers LLP
Baltimore, Maryland
December 15, 2000